FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE ("First Amendment") dated as of May 31, 2001, by and between Columbia Lisle Limited Partnership, an Illinois limited partnership (the "LANDLORD"), and The Private Bank and Trust Company, an Illinois banking association (the "TENANT").

                                    RECITALS:

     A. By that certain Lease Agreement dated October 16, 1996 entered into by and between Landlord and Tenant (the "LEASE") Landlord leased to Tenant and Tenant leased from Landlord, the "leased premises", upon and subject to the terms and conditions set forth in the Lease.

     B. Landlord and Tenant desire to amend and modify the terms of the Lease in the manner hereinafter set forth.

     C. Unless otherwise provided herein, all capitalized words and terms in this First Amendment shall have the same meanings ascribed to such words and terms as in the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1. RENEWAL OPTION: Under the terms and conditions of the Lease the current term of the Lease ends December 14, 2001. Landlord and Tenant have agreed to extend the Term for One (1) Five (5) Year period commencing upon the current lease expiration, December 15, 2001 and ending December 15, 2006 unless earlier terminated.

          2. BASE RENT: The Annual Base Rent shall increase to $32.50 per square foot beginning on December 15, 2001 and ending December 2006. Total Annual Rent during such time shall be: $136,500.00. The Base Rent Monthly Installments shall be: $11,375.00.

          3. LANDLORD TERMINATION RIGHT: Landlord and Tenant have agreed that the Landlord shall have a right to terminate the Lease by giving written notice to Tenant twelve months (12) months prior to such desired termination (the "LANDLORD TERMINATION RIGHT"). Landlord may elect to exercise such Landlord Termination Right by giving such written notice anytime after December 15, 2002 and no sooner.

          4. ADDITIONAL CHARGES: Landlord and Tenant agree that the Definition of "Base Year" contained in Paragraph Four (4)(A)(ii) of the Lease shall be deleted in its entirety and the following language shall be substituted: "BASE YEAR" shall mean Calendar Year 2001.

          5. Except as otherwise expressly provided in this First Amendment, all provisions of the Lease remain in full force and effect and are not modified by this First Amendment, and the parties hereby ratify and confirm each and every provision thereof.

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          6.   This First Amendment contains the entire agreement between the parties with respect to the subject matter herein contained and all preliminary negations with respect to the subject matter herein contained are merged into and incorporated in this First Amendment and all prior documents and correspondence between the parties with respect to the subject matter herein contained are superseded and of no further force or effect, other then the Lease, as amended.

          7. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8. This First Amendment has been duly executed by, and constitutes the valid and binding obligations of the parties hereto. The persons executing this First Amendment on behalf of any entities represent that they have the authority to bind their respective entity.

          9. This First Amendment shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns.

          10. Each party represents and warrants that it has caused or incurred no claim for brokerage commissions or finder's fees in connection with the execution of this First Amendment except for CB Richard Ellis who shall be paid by Landlord pursuant to a separate agreement, and each party shall defend, indemnify and hold the other harmless against and from all other liabilities arising from any such claims caused or incurred by it.

TENANT:                                   LANDLORD:
THE PRIVATE BANK AND TRUST COMPANY,       COLUMBIA LISLE LIMITED PARTNERSHIP,
an Illinois banking association           an Illinois limited partnership


By: /s/ Hugh H. McLean                    By: /s/ Gerald Kostelny
    ---------------------------------         ----------------------------------

Its: Managing Director                    Its: General Partner
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